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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Golden Energy Marine Corp.

We consent to the use of our report dated July 14, 2005, except as to Notes 1(a), 5(b), 14(a) and 14(b), which is as of September 13 2005, included herein and to the reference to our firm under the heading "Experts" in the prospectus.

KPMG Kyriacou Certified Auditors A.E.

Athens, Greece
September 19, 2005

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  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm